EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER OF MASSIVE DYNAMICS, INC.

In connection with the accompanying Annual Report on Form 10-K of Massive Dynamics, Inc. for the year ended March 31, 2013, the undersigned, Jonathan Jay Howard, CEO of Massive Dynamics, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K for the year ended March 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Annual Report on Form 10-K for the year ended March 31, 2013  fairly presents, in all material respects, the financial condition and results of operations of Massive Dynamics, Inc.

Date: August 15, 2013	/s/ Jonathan Jay Howard
Jonathan Jay Howard
Chief Executive Officer (Principal Executive, Financial and Accounting Officer)